UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2009
G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 403-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective December 28, 2009, G-III Apparel Group, Ltd, (the “Company”) entered into a Lease Agreement with Granite South Brunswick LLC pursuant to which the Company leased a new warehouse facility located in Jamesburg, New Jersey, for a term of ten (10) years and seven (7) months. The warehouse consists of approximately 583,000 square feet which the Company intends to utilize for the warehousing and distribution of its products. The initial fixed rent for the warehouse is approximately $2 million per year, with set increases in months 32, 56 and 92. The lease requires the Company to pay all real estate taxes, insurance and operating expenses relating to this property. The Company will receive an abatement of fixed rent for the first seven (7) months of the lease term, and will also receive certain work allowances from the landlord.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Lease Agreement, dated December 21, 2009 and effective December 28, 2009, by and between G-III Apparel Group, Ltd. as Tenant and Granite South Brunswick LLC as Landlord.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.
Date: December 29, 2009	By:	/s/ Neal S. Nackman
		Name:	Neal S. Nackman
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Lease Agreement dated December 21, 2009 and effective December 28, 2009, by and between G-III Apparel Group, Ltd. as Tenant and Granite South Brunswick LLC as Landlord.